Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 15, 2006 for InnerWorkings, LLC and our report dated May 25, 2006 for Graphography Limited LLC in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-139811) and related Prospectus of InnerWorkings, Inc. for the registration of 9,200,000 shares of its common stock.

/s/ Ernst & Young LLP

Chicago, Illinois

January 4, 2007